Exhibit 99.5

Ozop Energy Solutions, Inc. Enters Strategic Technology Agreement with Silvair, Integrating Advanced Bluetooth Mesh Technology in OZOP ARC

Warwick, NY, November 1st, 2023 (GLOBE NEWSWIRE) — Ozop Energy Solutions, Inc. (OZSC or the “Company”), announces entering into a licensing and technology agreement with Silvair, Inc., a pioneer in Bluetooth mesh solutions for lighting networks. The agreement allows Ozop to incorporate Silvair’s robust Bluetooth mesh technology into Ozop’s groundbreaking lighting controls system, OZOP ARC, significantly broadening its connectivity capabilities.

SILVAIR is a leading software and cloud computing company, specializing in networked lighting control, and sensor-driven building intelligence. Silvair’s mission is to empower partners in the lighting industry, helping them develop robust and cost-effective components, systems, and solutions based on the Bluetooth NLC standard.

Brian Conway, CEO of Ozop Energy Solutions, Inc., stated, “Teaming up with Silvair not only propels OZOP ARC to the forefront of wireless connectivity but also underscores our dedication to evolving in tandem with technology advancements in the lighting control sphere. I’d like to extend a special thank you to Silvair and their team for visiting Ozop’s headquarters a few months ago and sharing their invaluable insights on leveraging Bluetooth mesh technology to enhance the versatility and user experience of OZOP ARC.”

The integration of Silvair’s Bluetooth mesh technology is a significant milestone towards achieving seamless interoperability and communication among devices within the OZOP ARC ecosystem. The enriched connectivity options afforded by this integration underscore Ozop’s relentless pursuit of offering flexible, adaptable, and future-ready lighting control solutions to its users.

With this agreement, Ozop Energy Solutions, Inc. is poised to further demonstrate the versatility and sophistication of OZOP ARC in the modern lighting controls sector, showcasing the system’s enhanced capabilities to key stakeholders in the industry.

About Silvair

Silvair is a pioneering innovative smart lighting solutions provider committed to transforming spaces with cutting-edge technology. With a focus on Bluetooth Mesh-based solutions, Silvair empowers customers to unlock the full potential of their lighting. Silvair’s comprehensive range of products and services caters to various applications.

About Ozop Energy Solutions, Inc.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design, Inc.

Ozop Engineering and Design engineers’ energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a resolute design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners, Inc.

Ozop Capital Partners Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is a licensed reinsurance company that will market and distribute a vehicle service contract for the electric vehicle market, focusing on battery replacement, repair, and roadside assistance products.

https://twitter.com/OzopEnergy

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC
845-397-2956
www.thewaypointrefinery.com